UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 24, 2020
Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On November 24, 2020, Body and Mind Inc. (the “Company”) issued a news release to announce that the Company and Her Highness, a growing cannabis brand designed to introduce and educate women around cannabis, announces today the launch of Her Highness in Nevada through their production licensing agreement.

Her Highness will launch Quarantine Queen, a 20-pack of indoor-grown pre-rolls and the brand’s fan-favorites Giggle and High Priestess Vape Pens. Her Highness Lip-Logo canvas totes will be complimentary with purchases at select dispensaries.

Also launching in Nevada through the BaM partnership is Her Highness’ Last Prisoner Project Pre-Roll collection: individual pre-roll and lighter sets that portray the moving stories of one of three women who were incarcerated due to non-violent cannabis offenses. Proceeds from the Last Prisoner Project Pre-roll collection support women with cannabis convictions who are working to be released from prison or re-entering after release.

“We’re excited to partner with Her Highness as the Nevada cannabis market continues to see strong increases in year over year sales,” stated Michael Mills, CEO of Body and Mind. “Our new production facility combined with our strong distribution platform offers a turn-key opportunity for Her Highness to grow their innovative brand in the expanding Nevada market.”

Already retailing throughout California, Her Highness is a cannabis lifestyle brand built with a goal to capture the female cannabis market. With an elevated range of thoughtfully reimagined cannabis products for enjoyment and self-care, Her Highness satisfies every woman’s cannabis curiosity and craving.

“We’re thrilled to be launching with Body and Mind as our partner in Nevada. Known for dedication to quality and effective market penetration, they really understand our brand and passion for our mission,” stated Allison Krongard, co-founder of Her Highness. “The level of commitment to detail and support we’ve seen already tells us we’re on a path to success in this excting market.”

Her Highness co-founders, Laura Eisman and Allison Krongard, set out to fill the gap in the market with a premium cannabis experience that was infused with a sense of play and delivered with style.

“The Body and Mind collaboration kicks off Her Highness’ expansion beyond California into additional legal markets throughout the US and internationally,” commented Laura Eisman, co-founder of Her Highness. “BaM was quick to recognize Her Highness’ potential in the Nevada market, specifically in Las Vegas, a city sure to embrace the brand's bold and glamorous approach and undeniable appeal to women.”

Through the partnership with BaM, Her Highness’ line of cannabis products are now available at dispensaries throughout Nevada. https://bamcannabis.com/nevada/

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A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated November 24, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: November 24, 2020	By:	/s/ Michael Mills
Michael Mills President, CEO and Director

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